PRICING SUPPLEMENT NO. 9A                                       Rule 424(b)(3)
DATED: April 12, 2000                                       File No. 333-31980
(To Prospectus dated March 17, 2000,
and Prospectus Supplement dated March 17, 2000)


                                 $9,027,683,162

                         THE BEAR STEARNS COMPANIES INC.

                           MEDIUM-TERM NOTES, SERIES B



Principal Amount: $45,000,000    Floating Rate Notes [x]  Book Entry Notes [x]

Original Issue Date: 4/13/2000   Fixed Rate Notes [ ]     Certificated Notes [ ]

Maturity Date: 4/12/2001         CUSIP#: 073928PF4

Option to Extend Maturity:       No    [x]
                                 Yes   [ ]  Final Maturity Date:


                                              Optional            Optional
                         Redemption           Repayment           Repayment
   Redeemable On          Price(s)             Date(s)            Price(s)
   -------------       --------------       -------------      -----------

        N/A                  N/A                 N/A                 N/A


Applicable Only to Fixed Rate Notes:
-----------------------------------

Interest Rate:

Interest Payment Dates:

Applicable Only to Floating Rate Notes:
--------------------------------------

Interest Rate Basis:                    Maximum Interest Rate:  N/A

[ ]  Commercial Paper Rate              Minimum Interest Rate:  N/A

[ ]  Federal Funds Rate                 Interest Reset Date(s):  *

[ ]  Treasury Rate                      Interest Reset Period:  Monthly

[ ]  LIBOR Reuters                      Interest Payment Date(s):  **

[x]  LIBOR Telerate

[ ]  Prime Rate

[ ]  CMT Rate

Initial Interest Rate:  6.18%           Interest Payment Period: Monthly

Index Maturity:  One Month

Spread (plus or minus): +0.05%

*   On the 13th of each month prior to the Maturity Date.

**  On the 13th of each month including the Maturity Date.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.